UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2023, Porch Group, Inc. (the “Company”) management and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded that the previously issued unaudited condensed consolidated financial statements as of and for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 (the “2022 quarterly financial statements”) of the Company included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2022, August 9, 2022, and November 9, 2022, respectively, require restatement and should no longer be relied upon. In addition, any previously issued or filed earnings releases, investor presentations or other communications describing the Company’s quarterly financial statements and other related financial information covering the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 should no longer be relied upon.

Under the Company’s third-party quota share reinsurance program, the Company’s insurance subsidiary has ceded some, but not all, the liabilities related to losses and loss adjustment expenses (LAE) to third-party reinsurers. The losses ceded to third-party reinsurance companies are subject to certain terms, which vary by participating reinsurer, which impact the amount of losses that the Company can cede under those respective terms. The Company identified an error in the accounting for these arrangements, in that the terms were not fully considered in the calculation of losses ceded to third party reinsurance companies. As a result of this error, the Company determined that the cost of revenue was misstated during the interim periods as follows: $4.0 million understated for the three months ended March 31, 2022; $0.7 million understated for the three months ended June 30, 2022 (for a total of $4.7 million understated for the six months ended June 30, 2022); and $0.3 million overstated for the three months ended September 30, 2022 (for a net total understatement of $4.4 million for the nine months ended September 30, 2022).

In connection with this restatement, the Company is also correcting for other immaterial errors related to revenue, selling and marketing expenses, interest expense, prepaid expenses and other current assets, goodwill, deferred revenue, refundable customer deposits, and current debt. The restatement of the 2022 quarterly financial statements does not impact the Company’s reported cash position.

The Company does not intend to file amended Quarterly Reports on Form 10-Q for the 2022 quarterly financial statements. However, the restated financial information related to such periods is attached as Exhibit 99.2 to this Current Report on Form 8-K and will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), which the Company expects to file on March 16, 2023. The Company will also effect the restatement of its 2022 quarterly financial statements in connection with the future filings of its Quarterly Reports on Form 10-Q in 2023.

The Company’s management had previously concluded and disclosed that the Company’s disclosure controls and procedures were not effective at December 31, 2021 due to the existence of material weaknesses in internal control over financial reporting. The Company’s management will also report ineffective internal control over financial reporting in the 2022 Form 10-K and will give consideration to the effect of the restatements described above.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Item 7.01. Regulation FD Disclosure.

The information in this Current Report on Form 8-K (and other than the information disclosed under Item 4.02 and Exhibit 99.1 attached hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Selected Quarterly Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Shawn Tabak
	Name:	Shawn Tabak
	Title:	Chief Financial Officer

Date: March 14, 2023